Exhibit 99.03

ENTERGY ARKANSAS, INC.

INSTRUCTION BY OWNER TO REGISTERED HOLDER
AND/OR
BOOK-ENTRY TRANSFER PARTICIPANT

First Mortgage Bonds, 5.40% Series due May 1, 2018
and
First Mortgage Bonds, 5.90% Series due June 1, 2033
and

First Mortgage Bonds, 5% Series due July 1, 2018

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the Prospectus dated ____________, 2003 (the "Prospectus") of Entergy Arkansas, Inc., an Arkansas corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), which together constitute the offer of the Company (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This letter will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Bonds held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Bonds held by you for the account of the undersigned is (fill in the amount):

$ of the First Mortgage Bonds, 5.40% Series due May 1, 2018.

$ of the First Mortgage Bonds, 5.90% Series due June 1, 2033.

$ of the First Mortgage Bonds, 5% Series due July 1, 2018.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):
To TENDER the following Outstanding Bonds held by you for the account of the undersigned (insert principal amount of Outstanding Bonds to be tendered):

$ of the First Mortgage Bonds, 5.40% Series due May 1, 2018.

$ of the First Mortgage Bonds, 5.90% Series due June 1, 2033.

$ of the First Mortgage Bonds, 5% Series due July 1, 2018.
NOT to TENDER any Outstanding Bonds held by you for the account of the undersigned.

If the undersigned instructs you to tender the Outstanding Bonds held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that (i) the Exchange Bonds to be acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) the undersigned is not engaged in, does not intend to participate in, and does not have an arrangement or understanding with any person to participate in, the distribution of such Exchange Bonds and (iii) neither the undersigned nor any such other person is an "affiliate" the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). A tendering holder that is a broker-dealer may participate in the Exchange Offer provided (i) such broker-dealer will receive Exchange Bonds for its own account in exchange for Outstanding Bonds as a result of market-making activities or other trading activities and (ii) such broker-dealer will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Bonds received in respect of such Outstanding Bonds pursuant to the Exchange Offer. Additionally, by acknowledging that such broker-dealer will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Bonds, the broker-dealer will not be deemed to admit that it is an "underwriter" within that meaning of the Securities Act.

Very truly yours,

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer identification or Social Security Number:

Date:

THE EXCHANGE OFFER WILL EXPIRE AT 3:00 P.M., NEW YORK TIME, ON ____________, 2003 UNLESS EXTENDED. IF YOU HAVE ANY QUESTIONS regarding THE TERMS OF THE EXCHANGE OFFER, PLEASE CALL THE EXCHANGE AGENT AT: (212) 454-4288.